                  SECOND AMENDMENT TO FUND ACCOUNTING AGREEMENT

                            Effective January 1, 2008

     The Fund Accounting Agreement dated May 18, 2004 by and between THE HARTFORD MUTUAL FUNDS II, INC. and HARTFORD LIFE INSURANCE COMPANY is hereby amended to restate Schedule C as attached hereto.

                                        THE HARTFORD MUTUAL FUNDS II, INC.


                                        /s/ Tamara L. Fagely
                                        ----------------------------------------
                                        Name: Tamara L. Fagely
                                        Title: Vice President, Treasurer and
                                               Controller


                                        HARTFORD LIFE INSURANCE COMPANY


                                        /s/ Robert Arena
                                        ----------------------------------------
                                        Name: Robert Arena
                                        Title: Senior Vice President

                                   SCHEDULE C

                        To the Fund Accounting Agreement
 between The Hartford Mutual Funds II, Inc. and Hartford Life Insurance Company

                           MUTUAL FUND ACCOUNTING FEES

         Annual Fee Calculated at the following annual rate based on the
                           Aggregate Fund Net Assets:

            SmallCap Growth Fund and U.S. Government Securities Fund

Average Daily Net Assets   Annual Fee
------------------------   ----------
On First $5 billion          0.016%
On next $5 billion           0.014%
Over $10 billion             0.012%

                Tax-Free Minnesota Fund, Tax-Free National Fund,
                          and Value Opportunities Fund

Average Daily Net Assets   Annual Fee
------------------------   ----------
On first $5 billion          0.014%
On next $5 billion           0.012%
Over $10 billion             0.010%

                    Growth Fund and Growth Opportunities Fund

Average Daily Net Assets   Annual Fee
------------------------   ----------
On First $5 billion          0.012%
Over $5 billion              0.010%